Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-4 (the "Registration Statement") of Kramont Realty Trust, of our report dated March 3, 2000, on the consolidated financial statements of Kranzco Realty Trust, included in Kranzco Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in the Registration Statement.


                                             /s/ Arthur Andersen LLP
                                             -----------------------

Philadelphia, Pa.,
April 10, 2000